As filed with the Securities and Exchange Commission on September 8, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WASTE MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	73-1309529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1001 Fannin Street
Suite 4000
Houston, Texas 77001
(713) 512-6200
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

WASTE MANAGEMENT RETIREMENT SAVINGS PLAN
WASTE MANAGEMENT RETIREMENT SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES
(Full titles of the Plans)

Rick L. Wittenbraker
Waste Management, Inc.
1001 Fannin Street
Suite 4000
Houston, Texas 77002
(713) 512-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be		Proposed maximum		Proposed maximum		Amount of
to be registered	registered		offering price per share		aggregate offering price		registration fee
Common Stock, par value $0.01 per share	2,500,000	(1)	$34.49	(2)	$86,225,000	(3)	$3,388.64	(3)

(1)	Pursuant to Rule 416(c), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Waste Management Retirement Savings Plan (the “Plan”).

(2)	Represents the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on September 5, 2008.

(3)	Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the average of the high and low prices of Common Stock as reported on the New York Stock Exchange on September 5, 2008.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information. *
Item 2. Registrant Information and Employee Plan Annual Information. *

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the “Note” to Part I of Form S-8.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated by reference into this Registration Statement:
(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

(c)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 1, 1993, as amended on Form 8-B filed with the Commission on July 13, 1995.
     The Plans’ Annual Reports on Form 11-K for the fiscal year ended December 31, 2007 as filed with the Commission are also hereby incorporated by reference into this Registration Statement.
     All documents subsequently filed by the Registrant and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
     The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel.
     None.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.
     As permitted by the DGCL, the Registrant’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Registrant or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders’ derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.
     The Registrant’s bylaws (the “bylaws”) provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred, to the fullest extent authorized by the DGCL, provided that the Registrant shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the Board of Directors of the Registrant or brought to enforce certain indemnification rights.
     The bylaws also provide that expenses incurred by an officer or director of the Registrant (acting in his capacity as such) in defending any such action, suit or proceeding shall be paid by the Registrant, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Registrant of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant.
     The bylaws also provide that indemnification provided for in the bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any right of indemnification or protection provided under the bylaws shall not be adversely affected by any amendment, repeal, or modification of the bylaws; and that the Registrant may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Registrant would have the power to indemnify such person against such expenses, liability or loss under the DGCL or the bylaws.
     In addition to the above, the Registrant has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide directors and officers with the same indemnification by the Registrant as described above and assure directors and officers that indemnification will continue to be provided despite future changes in the bylaws of the Registrant. The Registrant also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.
Item 7. Exemption from Registration Claimed.
     None.
Item 8. Exhibits.
     The following exhibits are filed as part of this Registration Statement:

4.1	-	Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2002).

4.2	-	Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated March 1, 2007).

5.1	-	Opinion of Amanda K. Maki, Senior Counsel — Corporate & Securities of the Registrant, regarding the legality of the shares of Common Stock being registered hereunder.

23.1	-	Consent of Ernst & Young, LLP.

24.1	-	Powers of Attorney (included on the signature page of this Registration Statement).
     The Registrant hereby undertakes that it will submit or has submitted the Plans and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY
     Know all men by these presents, that each person whose signature appears below constitutes and appoints David P. Steiner, Robert G. Simpson, Rick L. Wittenbraker, and each of them, each of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- or post-effective amendments to this Registration Statement, including without limitation any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 8th day of September 2008.

WASTE MANAGEMENT, INC.
/s/ David P. Steiner
By: David P. Steiner
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 8th day of September 2008.

Signature	Title

/s/ David P. Steiner David P. Steiner	Chief Executive Officer (Principal Executive Officer)

/s/ Robert G. Simpson Robert G. Simpson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Greg A. Robertson Greg A. Robertson	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Pastora San Juan Cafferty Pastora San Juan Cafferty	Director

/s/ Frank M. Clark, Jr. Frank M. Clark, Jr.	Director

/s/ Patrick W. Gross Patrick W. Gross	Director

/s/ John C. Pope John C. Pope	Director and Chairman of the Board

/s/ Steven G. Rothmeier Steven G. Rothmeier	Director

/s/ W. Robert Reum W. Robert Reum	Director

/s/ Thomas H. Weidemeyer Thomas H. Weidemeyer	Director

     Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Waste Management Employee Benefit Plans has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on this 8th day of September 2008.
WASTE MANAGEMENT RETIREMENT SAVINGS PLAN

By:	/s/ Krista DelSota
Krista DelSota
Vice President -- Compensation, Benefits and HRIM Waste Management, Inc. Member -- Administrative Committee of the Waste Management Employee Benefit Plans

INDEX TO EXHIBITS

4.1	-	Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2002).

4.2	-	Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated March 1, 2007).

5.1	-	Opinion of Amanda K. Maki, Senior Counsel — Corporate & Securities of the Registrant, regarding the legality of the shares of Common Stock being registered hereunder.

23.1	-	Consent of Ernst & Young LLP.

24.1	-	Powers of Attorney (included on the signature page of this Registration Statement).